EXHIBIT 10.4

ECOSPHERE TECHNOLOGIES, INC.

3515 S.E. Lionel Terrace

Stuart, FL 34997

March 21, 2007

Mr. George Sterner

2708 Hatmark Street

Vienna, VA 22181

Re:

Modification of Representation Agreement

Mr. Admiral Sterner:

This letter modifies the representation agreement entered into by you with UltraStrip Systems, Inc., n/k/a Ecosphere Technologies, Inc.  dated November 30, 2005 by deleting subsection (1) Sales Commission under the section entitled Compensation.  In all other respects the Representation Agreement is ratified and confirmed.

Please execute a copy of this letter agreement and return it to the undersigned at your earliest convenience.

Sincerely yours,

Dennis McGuire

Chief Executive Officer

I hereby agree to the terms of the

above letter agreement.

__________________________

George Sterner